Exhibit 10.22

MODERNA THERAPEUTICS, INC.

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Moderna Therapeutics, Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the entity named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”) and the attached Non-Qualified Stock Option Agreement (the “Agreement”). For the avoidance of doubt, this Stock Option is not issued under the Moderna Therapeutics, Inc. 2016 Stock Option and Grant Plan (the “Plan”) and does not reduce the share reserve under the Plan. However, certain terms and conditions of the Plan shall govern and apply to this Stock Option as if such Stock Option had actually been issued under the Plan as specifically described in Section 4 of the Agreement.

This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Name of Optionee:	(the “Optionee”)

No. of Shares:	Shares of Common Stock

Grant Date:	(the “Grant Date”)

Vesting Commencement Date:	(the “Vesting Commencement Date”)

Expiration Date:	(the “Expiration Date”)

Option Exercise Price/Share:	$ (the “Option Exercise Price”)

Vesting Schedule:

Attachments: Non-Qualified Stock Option Agreement, 2016 Stock Option and Grant Plan (which applies solely to the extent set forth in Section 4 of the Agreement)

MODERNA THERAPEUTICS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1.    Vesting and Exercisability. All of the Shares are fully vested and exercisable as of the Grant Date and shall remain exercisable until the Expiration Date.

2.    Exercise of Stock Option.

(a)    The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating its election to purchase some or all of the Shares with respect to which this Stock Option is then exercisable. Such notice shall specify the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described in Section 5(a)(iv)(A) through (D) of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b)    Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date.

3.    Investment Representations. In connection with the exercise of the Shares contemplated by Section 2 above, the Optionee hereby represents and warrants to the Company as follows:

(a)    The Optionee is purchasing the Shares for the Optionee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(b)    The Optionee has had such an opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of the Optionee’s investment in the Company and has consulted with the Optionee’s own advisers with respect to the Optionee’s investment in the Company.

(c)    The Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)    The Optionee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)    The Optionee understands that the Shares are not registered under the Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Optionee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(f)    The Optionee has read and understands the Plan and acknowledges and agrees that the Shares are subject to the terms and conditions of the Plan specifically set forth in Section 4 of this Agreement.

(g)    The Optionee understands and agrees that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(h)    The Optionee understands and agrees that the Optionee may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

(i)    The Optionee understands the tax implications of exercising the Stock Option, the Optionee has or will consult with its tax advisors regarding such tax implications.

(j)    The Optionee understands and agrees to the waiver of statutory information rights as set forth in Section 9 of this Agreement.

3.    Incorporation of Plan. As stated above, this Stock Option is not granted pursuant to the Plan. However, the following sections of the Plan shall govern and apply to this Stock Option as if such Stock Option had actually been issued under the Plan: Section 1 (for purposes of definitions); Sections 2(a), 2(b), 2(d) and 9(g) (for purposes of interpreting the applicable provisions of this Award); Section 3(b) (for purposes of any adjustments to the Shares); Section 3(c)(i)(C) (for purposes of cash payment in the event of a Sale Event); Section 5(a)(iv)(A) through (D) (for purposes of payment as referenced in Section 2(a) above); subject to Section 4, Sections 9(a)(i) and 9(a)(ii) (for purposes of Stock Option and Share transfers); and Sections 9(b) and 9(h) (for purposes of the right of first refusal).

4.    Restrictions on Transfer of Stock Option and Shares. The Stock Option and Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions contained in Section 9(a)(i) and 9(a)(ii) of the Plan, respectively. Notwithstanding the foregoing, the Stock Option (or any portion thereof) and Shares may be transferred without compliance with Section 9 of the Plan to any person who, directly or indirectly, controls, is controlled by, or is under common control with the Optionee, including without limitation any general partner, managing member, officer or director of Optionee or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, Optionee.

5.    Repurchase Right. The Company shall not have the right to repurchase any Shares of Common Stock received upon exercise of the Stock Option pursuant to this Agreement, the Grant Notice or the Plan.

6.    Miscellaneous Provisions.

(a)    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b)    Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company (or parent or subsidiary thereof), the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of its ownership of, this Stock Option or Shares acquired pursuant thereto.

(c)    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

(e)    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g)    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j)    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

(k)    Satisfaction of Obligations. Without limiting the generality of Section 6(j), the Optionee acknowledges that this Agreement has been executed and the Stock Option granted hereunder has been issued pursuant to, and in full satisfaction of, any obligations of the Company, Moderna LLC or any affiliate thereof under any and all offer letters, employee agreements, consulting agreements and similar documents, if any, between the Company and the Optionee.

7.    Dispute Resolution.

(a)    Except as provided below, any dispute arising out of or relating to the Stock Option, this Agreement, or the breach, termination or validity of this Stock Option or this Agreement (including, without limitation, any terms and conditions of the Plan incorporated herein), shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

(b)    The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)    The Company, the Optionee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)    Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

8.    Waiver of Statutory Information Rights. The Optionee understands and agrees that, but for the waiver made herein, upon exercise the Optionee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of the Optionee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Optionee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Optionee under any other written agreement between the Optionee and the Company.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

MODERNA THERAPEUTICS, INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that this Stock Option is subject to the terms of this Agreement and, to the extent specifically set forth in Section 4 of this Agreement, certain terms of the Plan. This Agreement is hereby accepted, and the terms and conditions of the Grant Notice and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 7 AND THE WAIVER OF STATUTORY INFORMATION RIGHTS SET FORTH IN SECTION 8 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

By:
Name:
Title:

Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

Moderna Therapeutics, Inc.
Attention:

Pursuant to the terms of the grant notice and stock option agreement between the undersigned and Moderna Therapeutics, Inc. (the “Company”) dated                  (the “Agreement”),                              (the “Optionee”) hereby [Circle One] partially/fully exercises such option by including herein payment in the amount of $             representing the purchase price for [Fill in number of Shares]                  Shares. The Optionee has chosen the following form(s) of payment:

☐	1.	Cash
☐	2.	Certified or bank check payable to Moderna Therapeutics, Inc.
☐	3.	Other (as referenced in the Agreement and described in the Plan (please describe))
		.

In connection with the exercise of the option as set forth above, the Optionee hereby represents and warrants to the Company as follows:

(i)    The Optionee is purchasing the Shares for the Optionee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)    The Optionee has had such an opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of the Optionee’s investment in the Company and has consulted with the Optionee’s own advisers with respect to the Optionee’s investment in the Company.

(iii)    The Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)    The Optionee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)    The Optionee understands that the Shares are not registered under the Securities Act of 1933 or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).

The Optionee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi)    The Optionee has read and understands the Plan and acknowledges and agrees that the Shares are subject to the terms and conditions of the Plan specifically set forth in Section 4 of the Agreement.

(vii)    The Optionee understands and agrees that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(viii)    The Optionee understands and agrees that the Optionee may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

(ix)    The Optionee understands the tax implications of exercising the option described above, and the Optionee has or will consult with its tax advisors regarding such tax implications.

(x)    The Optionee understands and agrees to the waiver of statutory information rights as set forth in Section 8 of the Agreement.

Sincerely yours,

By:
Name:
Title:

Address:

Date: